EXHIBIT 16.1

® Snodgrass
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
June 20, 2025

Securities and Exchange Commission
100 F Street Northeast
Washington, DC 20549

We have read Mercer Bancorp, Inc.'s statements included under Item 4.01 of its Form 8-K filed on June 20, 2025, and we agree with such statements concerning our firm.

S.R. Snodgrass, P.C.